Exhibit 99.2

SUPPORT AGREEMENT
This Support Agreement (together with the attachments hereto, the “Agreement”), dated as of May 10, 2016, is by and between Cenveo Corporation, a Delaware corporation (“Cenveo”), Cenveo, Inc., a Colorado corporation (“Parent”), and Allianz Global Investors U.S. LLC, a Delaware limited liability company (“Supporting Noteholder”), as a holder of Cenveo’s 11.5% Senior Notes due 2017 (the “11.5% Notes”) and Cenveo’s 7% Senior Notes due 2017 (the “7.0% Notes”, and together with the 11.5% Notes, the “Notes”). Cenveo, Parent and Supporting Noteholder are referred to herein collectively as the “Parties.”
WHEREAS, Supporting Noteholder is the beneficial owner of certain 11.5% Notes as of the date hereof as listed on the signature page hereto (such 11.5% Notes together with any other 11.5% Notes acquired by Supporting Noteholder through and including the Closing Date (as defined below), the “Owned 11.5% Notes”) and certain 7.0% Notes beneficially owned by Supporting Noteholder as of the date hereof as listed on the signature page hereto (such 7.0% Notes together with any other 7.0% Notes acquired by Supporting Noteholder through and including the Closing Date, the “Owned 7.0% Notes” and together with the Owned 11.5% Notes, the “Owned Notes”).
WHEREAS, Cenveo has determined that it would be in its best interest to engage in certain Transactions (as defined below) with Supporting Noteholder, and other similarly situated noteholders.
WHEREAS, the Parties and their representatives have engaged in arm’s length good faith negotiations regarding, and have agreed on the terms of the Transactions as herein provided.
NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Section 1.Transactions.

(a)Transactions Between the Parties. Reference is made to the following transactions (collectively, the “Transactions”):

(i)11.5% Notes Exchange. The participation, including, without limitation, the full and irrevocable tender, by Supporting Noteholder in an exchange offer conducted by Cenveo for the outstanding 11.5% Notes for the consideration set forth in and in accordance with the offering memorandum in the form attached hereto as Exhibit A (the “Offering Memorandum”), pursuant to the offer to exchange contained therein (the “Offer”), which will include the issuance to those persons participating in the Offer, in exchange for the 11.5% Notes exchange in the Offer, of (i) the Company’s newly issued 6% senior notes due 2024, and (ii) warrants to purchase shares of common stock, par value $0.01 per share, of Parent, the terms of such warrants set forth in the Warrant Agreement to be entered into between Parent and Computershare Trust Company, N.A., a copy of which is attached as Exhibit B hereto (the “Warrant Agreement”) (such exchange transaction, the “11.5% Notes Exchange”).

(ii)Required Exchangeable Notes Purchase. The commitment by Parent, Cenveo and Supporting Noteholder to consummate the purchase by Cenveo of, after the Closing Date but no later than January 31, 2017, 100% of Supporting Noteholder’s Owned 7.0% Notes for the consideration set forth in, and pursuant to, the Note Purchase Agreement in the form attached hereto as Exhibit C (the “7.0% Notes Purchase Agreement”) (such purchase of 7.0% Notes, the “Required Exchangeable Notes Purchase”).

(iii)New Secured Note Purchase. The commitment by Supporting Noteholder to purchase, and Cenveo to sell, for cash at face value a new secured promissory note issued by Cenveo in the principal amount of $50,000,000 (the “New Secured Note”) pursuant to an agreement (the “New Secured Note Purchase Agreement”) that conforms to the terms and conditions set forth in the term sheet attached hereto as Exhibit D, including without limitation in the legend thereto (such term sheet, the “FILO Term Sheet”) (such purchase of the New Secured Note, the “New Secured Note Purchase”).
(b)    Amendment to ABL Facility. Cenveo will use best efforts to negotiate and enter into an amendment to the ABL Facility (as such term is defined in the FILO Term Sheet), reflecting the terms and conditions set forth in the term sheet attached hereto as Exhibit E (the “ABL Term Sheet”), which amendment shall include, among other things, (i) the ability of Cenveo to incur the indebtedness under the New Secured Note, (ii) an extension of the maturity date of the ABL Facility to the fifth anniversary of the Closing Date, with a springing maturity of 91 days prior to the maturity of Cenveo’s 6.0% Senior Secured Notes due 2019, (iii) the reduction of the principal amount of the ABL Facility to up to $190,000,000, and (iv) such other terms set forth in the ABL Term Sheet (such amendment, the “ABL Amendment”).
(c)    Closing. The closing of the Transactions (other than the Required Exchangeable Notes Purchase) (the “Closing”)  shall take place remotely via electronic mail by the exchange of documents and signatures, or, if mutually agreed by the Parties, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York City time, in each case on the first (1st) Business Day immediately following the date of the satisfaction or waiver of all the conditions set forth in Section 8 and Section 9 hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The actual date and time on which the Closing occurs are referred to herein as the “Closing Date.”
(d)    Definitive Documentation. “Definitive Documentation” shall mean:

(i)
The New Secured Note Purchase Agreement and all customary other documents and agreements necessary to implement the New Secured Note Purchase (other than the Intercreditor Amendments and the New Intercreditor Agreement, each as defined below), each of which shall conform to the terms and conditions set forth in the FILO Term Sheet and, to the extent any customary provision is not expressly addressed in the FILO Term Sheet, shall be negotiated in good faith by Supporting Noteholder and Cenveo, giving due regard to terms of comparable note purchase agreements and related documents issued by issuers under similar circumstances;

(ii)	the 7.0% Notes Purchase Agreement, the Warrant Agreement, and the warrant registration rights agreement in the form attached hereto as Exhibit F (the “Warrant Registration Rights Agreement”);

(iii)
customary documentation in respect of the 11.5% Note Exchange, including an indenture containing terms conforming to those contained in the “Description of Notes” included in the Offering Memorandum, and, in respect of the warrants to be issued in connection therewith, the Warrant Agreement and Warrant Registration Rights Agreement; and

(iv)	the ABL Amendment, the amendments to existing intercreditor agreements described in the FILO Term Sheet (the “Intercreditor Amendments”), and the new intercreditor agreement between the agent for the ABL Facility and the Supporting Noteholder as described in the FILO Term Sheet (the “New Intercreditor Agreement”), each of which shall (i) be in form reasonably satisfactory to the parties, (ii) contain those specific terms and conditions expressly set forth in this Support Agreement (including those in the FILO Term Sheet and ABL Term Sheet) and no term or condition that, directly or indirectly, would be inconsistent with any such term or condition, and (iii) otherwise conform to this Support Agreement (including the FILO Term Sheet and ABL Term Sheet).

Section 2.Representations and Warranties of Supporting Noteholder. Supporting Noteholder hereby represents and warrants to Parent and Cenveo that the following statements are true and correct as of the date hereof and the Closing Date:

(a)Supporting Noteholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Supporting Noteholder and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of Supporting Noteholder. No other proceedings on the part of Supporting Noteholder and no other votes or written consents or actions or proceedings by or on behalf of Supporting Noteholder are necessary to authorize this Agreement or the performance of Supporting Noteholder’s obligations hereunder.

(b)This Agreement has been duly and validly executed and delivered by Supporting Noteholder. This Agreement constitutes the valid and binding obligation of Supporting Noteholder, enforceable against Supporting Noteholder in accordance with its terms.

(c)The execution, delivery or performance of this Agreement by Supporting Noteholder, and Supporting Noteholder’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) conflict with or violate any provision of Supporting Noteholder’s organizational or governing documents; (ii) conflict with or violate any law or order applicable to Supporting Noteholder except as would not reasonably be expected to materially and adversely affect the ability of Supporting Noteholder to perform its obligations hereunder; (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on Supporting Noteholder or any of its properties or assets, except as would not reasonably be expected to materially and adversely affect the ability of Supporting Noteholder to perform its obligations hereunder; or (iv) result in the creation of any lien or encumbrance upon any of the Owned Notes except as would not reasonably be expected to materially and adversely affect the ability of Supporting Noteholder to perform its obligations hereunder.

(d)Supporting Noteholder is the sole beneficial owner of the Owned Notes in the aggregate principal amounts set forth on the signature pages hereto with respect to the Owned Notes owned as of the date hereof, free and clear of any liens, charges, claims, encumbrances, participations, security interests and similar restrictions (other than those arising under the indenture pursuant to which such Owned Notes were issued) and any other restrictions that could adversely affect the ability of Supporting Noteholder to perform its obligations hereunder.

(e)Other than this Agreement, Supporting Noteholder is not party to any agreement, commitment or understanding relating to any sale, delivery, repurchase or transfer, or any prospective commitment relating thereto, of the Owned Notes.

(f)Supporting Noteholder acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for Supporting Noteholder and its particular circumstances.

(g)Supporting Noteholder is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and otherwise eligible to participate in the Offer.

Section 3.Representations and Warranties of Cenveo and Parent. Cenveo and Parent hereby jointly and severally represents and warrants to Supporting Noteholder that the following statements are true and correct as of the date hereof and the Closing Date:

(a)Cenveo and Parent each has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Cenveo and Parent and the performance of their respective obligations hereunder have been duly authorized by all necessary action on the part of Cenveo and Parent. No other proceedings on the part of Cenveo or Parent and no other votes or written consents or actions or proceedings by or on behalf of Cenveo or Parent are necessary to authorize this Agreement or the performance of its obligations hereunder.

(b)This Agreement has been duly and validly executed and delivered by Cenveo and Parent. This Agreement constitutes the valid and binding obligation of Cenveo and Parent, enforceable against Cenveo and Parent in accordance with its terms.

(c)The execution, delivery or performance of this Agreement by Cenveo and Parent, and Cenveo’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) conflict with or violate any provision of Cenveo’s or Parent’s organizational or governing documents; (ii) conflict with or violate any law or order applicable to Cenveo or Parent except as would not reasonably be expected to materially and adversely affect the ability of Cenveo or Parent to perform its obligations hereunder; (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on Cenveo or Parent or any of their respective properties or assets (other than the ABL Facility), except as would not reasonably be expected to materially and adversely affect the ability of Cenveo or Parent to perform its obligations hereunder; or (iv) violate, conflict with, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of the ABL Facility (after giving effect to the ABL Amendment).

(d)Cenveo and Parent each acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for each of Cenveo and Parent and its particular circumstances.

(e)Neither Parent nor Cenveo has entered into any agreements with any other holders of the 11.5% Notes, other than the Other Support Agreements (as defined below).

(f)As of the date hereof, Cenveo has received commitments from holders representing approximately 78% of aggregate principal amount outstanding of the 11.5% Notes to accept the Offer and participate in the 11.5% Notes Exchange, pursuant to support agreements executed by such holders of 11.5% Notes (the “Other Support Agreements”). Each such Other Support Agreement is in full force and effect and enforceable against the parties thereto, has not been breached, revoked, withdrawn, amended or modified (nor has any party threatened any of the foregoing in writing) and no right thereunder has been waived by Cenveo.

(g)Neither Parent nor Cenveo is aware of any facts or circumstances that it, as of the date hereof, has reason to believe will require any extension of the term of the Offer as a matter of law.

Section 4.Commencement of the Offer. Cenveo agrees that it will commence the Offer within two (2) business days of the date of this Agreement, in accordance with the terms set forth in the Offering Memorandum and this Agreement (such date that the Offer is commenced, the “Launch Date”).

Section 5.Covenants of Supporting Noteholder. Subject to the terms and conditions of this Agreement, as consideration for Parent and Cenveo pursuing the Transactions and entering into this Agreement, Supporting Noteholder covenants and agrees that it:

(a)Shall cause all of the Owned 11.5% Notes to be timely, irrevocably and properly tendered for exchange to Cenveo in accordance with the terms of this Agreement and the Offering Memorandum;

(b)Shall execute the 7% Notes Purchase Agreement within one (1) business day of receiving an executed copy of such 7% Notes Purchase Agreement from Cenveo and Parent and consummate (and take all actions and deliver all documents reasonably necessary or appropriate to consummate) the Required Exchangeable Notes Purchase;

(c)On the Closing Date, shall purchase from Cenveo the New Secured Note pursuant to the New Secured Note Purchase Agreement and related Definitive Documentation;

(d)From the date of this Agreement to the Closing Date, shall not seek to enjoin, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with, the Transactions;

(e)From the date of this Agreement to the Closing Date, shall not directly or indirectly induce, seek, propose, support, assist in, encourage, solicit, engage in or otherwise participate in any negotiations or discussions regarding, voting for, or formulating, any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of or by Parent, Cenveo or any of their respective subsidiaries or of any such entities’ respective assets, other than the Transactions, in each case solely to the extent that any such actions would interfere with the Parties’ ability to consummate the Transactions (each, an “Alternative Transaction”) (provided, that it may engage in discussions and negotiations to resolve any objections to the Transactions);

(f)From the date of this Agreement to the Closing Date, promptly notify Cenveo in writing of its acquisition of any other 11.5% Notes or 7.0% Notes it acquires after the date of this Support Agreement, and cause any such 11.5% or 7.0% Notes, as applicable, it acquires after the date of this Support Agreement to be subject to all of Supporting Noteholder’s obligations under this Support Agreement;

(g)From the date of this Agreement to the Closing Date, not directly, by operation of law or otherwise, sell, except pursuant to this Agreement, transfer, pledge, deposit, hypothecate, assign or otherwise dispose of (including by gift) or encumber, or enter into any contract, agreement, arrangement or understanding with respect to the sale, transfer, conversion, pledge, deposit, hypothecation, assignment or other disposition or encumbrance of, any Owned Notes (each, a “Transfer”), unless such Transfer is to a person or entity that is a controlled affiliate of Supporting Noteholder and that first agrees in writing to be bound by the terms of this Agreement by executing and delivering to Cenveo a joinder agreement substantially in the form attached hereto as Exhibit G (the “Joinder Agreement”); provided, that in any event Supporting Noteholder shall remain directly, fully and primarily liable in all respects for all of its obligations under all Definitive Documentation as if Supporting Noteholder is a party thereto, regardless of any such Transfer and that Cenveo will retain all rights and remedies as against Supporting Noteholder as if it were a party hereunder and thereunder regardless of whether Cenveo elects to exercise any rights and remedies against any such transferee. Any transferee shall be deemed to make all of the commitments, representations and warranties of Supporting Noteholder set forth in Sections 2 and 5 of this Agreement. Any Transfer in violation of this Agreement, including this Section 5(g), shall be null and void ab initio; and

(h)Shall enter into the Definitive Documentation (other than the 7.0% Notes Purchase Agreement and any Definitive Document to which Supporting Noteholder is not a party to) prior to the Target Closing Date (as defined below).

Section 6.Covenants of Cenveo and Parent. Subject to the terms and conditions of this Agreement, as consideration for Supporting Noteholder pursuing the Transactions and entering into this Agreement, Parent and Cenveo covenants and agrees that it:

(a)Shall enter into the Definitive Documentation (other than the 7.0% Notes Purchase Agreement) prior to the Target Closing Date (as defined below);

(b)From the date of this Agreement to the Closing Date, shall, and shall cause its subsidiaries and its and their officers, employees, representatives and affiliates, as applicable, to, and direct any third party to, fulfill all conditions to such party's obligations under the Definitive Documentation, in each case, subject to the terms and conditions of the Definitive Documentation;

(c)From the date of this Agreement to the Closing Date, shall not and shall not cause any other entity, or any of their respective officers, directors, employees, affiliates, representatives, agents, trustees, advisors, attorneys and controlling persons, to, directly or indirectly, (i) induce, seek, propose, support, assist in, encourage, solicit or formulate any Alternative Transaction, or (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, or other agreement comprising any Alternative Transaction; provided, that the foregoing shall not limit discussions (x) to address or resolve any inquiries or objections received by the Company to the Transactions, or (y) necessary or appropriate to give effect to the transactions contemplated hereby;

(d)From the date of this Agreement to the Closing Date, shall not seek to enjoin, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with, the Transactions (other than the Required Exchangeable Notes Purchase);

(e)From the date of this Agreement to the consummation of the Required Exchangeable Notes Purchase, shall not seek to enjoin, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with, the Required Exchangeable Notes Purchase;

(f)Shall not require the holders of more than $133,760,000 of the outstanding aggregate principal amount of the 11.5% Notes to accept the Offer as a condition to the closing of the Offer or any of the other Transactions or otherwise add any other conditions to the Offer;

(g)After the occurrence of the Closing Date, shall (i) execute the 7% Notes Purchase Agreement no later than ten (10) business days prior to January 31, 2017, and (ii) consummate (and take all actions and deliver all documents reasonably necessary or appropriate to consummate) the Required Exchangeable Notes Purchase on or before January 31, 2017. For the avoidance of doubt, once the Closing Date has occurred, Cenveo shall have an irrevocable and unconditional obligation to consummate the Required Exchangeable Notes Purchase on or before January 31, 2017, subject only to the conditions set forth in the 7.0% Notes Purchase Agreement, and such obligations shall survive the termination of this Agreement;

(h)From the date of this Agreement to the Closing Date, shall not revoke, withdraw, or agree to amend or modify or waive any of the provisions of the Other Support Agreements unless required by applicable law or by order of a court of competent jurisdiction; and

(i)From the date of this Agreement to the Closing Date, shall not extend the Offer unless required to comply with applicable law, or amend or modify the Offering Memorandum; provided, that, for the avoidance of doubt, any SEC filing incorporated by reference into the Offering Memorandum after the date hereof shall not constitute such an amendment or modification.

Section 7.Noteholder Capacity. Supporting Noteholder represents and warrants that it is entering into this Agreement in its capacity as the beneficial owner of the Owned Notes. Supporting Noteholder acknowledges that it is a sophisticated investor with respect to its Owned Notes and has adequate information concerning the business and financial condition of Cenveo and Parent, to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Cenveo or Parent and based on such information as Supporting Noteholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Supporting Noteholder acknowledges that Cenveo and Parent have not made and is not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

Section 8.Conditions Precedent. The Parties’ obligations to consummate the Transactions shall be subject to the following conditions precedent (collectively, the “Conditions to Close”):

(a)Payment of any accrued and unpaid Fees and Expenses (as defined below) as set forth in Section 13(r) hereto;

(b)Unless otherwise waived by Supporting Noteholder, (i) the representations and warranties of Cenveo and Parent contained in Section 3 hereof shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, in all cases, except where the failure of such representations and warranties to be so true and correct (ignoring, for these purposes, any materiality, material adverse effect or similar standard qualifications contained therein) would not, individually or in the aggregate, reasonably be excepted to prevent or materially delay the consummation of the transactions contemplated by this Agreement, and (ii) Cenveo and Parent shall deliver to Supporting Noteholder a certificate, dated the Closing Date, to the foregoing effect;

(c)Unless otherwise waived by Cenveo, (i) the representations and warranties of Supporting Noteholder contained in Section 2 hereof shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, in all cases, except where the failure of such representations and warranties to be so true and correct (ignoring, for these purposes, any materiality, material adverse effect or similar standard qualifications contained therein) would not, individually or in the aggregate, reasonably be excepted to prevent or materially delay the consummation of the transactions contemplated by this Agreement, and (ii) Supporting Noteholder shall deliver to Cenveo and Parent a certificate, dated the Closing Date, to the foregoing effect;

(d)Cenveo having complied in all material respects with all covenants and agreements required by this Agreement to be complied with by it on or before the Closing (unless otherwise waived by Supporting Noteholder);

(e)Supporting Noteholder having complied in all material respects with all covenants and agreements required by this Agreement to be complied with by it on or before the Closing (unless otherwise waived by Cenveo);

(f)All Definitive Documentation (other than the 7% Notes Purchase Agreement) having been fully executed and delivered;

(g)All conditions precedent to closing in the Definitive Documentation (other than the 7% Notes Purchase Agreement) having been satisfied or waived; and

(h)No termination having occurred hereunder pursuant to Section 9 hereof.

Section 9.Termination. This Agreement (i) may be terminated by the mutual written consent of the Parties, and (ii) shall automatically terminate and have no further force and effect upon the earliest to occur of:

(a)The Closing Date not having occurred on or prior to the date that is twenty-five (25) business days after the Launch Date (the “Target Closing Date”), except that such twenty-five (25) business day period shall exclude any delay required to comply with applicable law, provided, however, that in any event this Agreement shall terminate if the Closing Date has not occurred within forty-five (45) business days after the Launch Date unless Supporting Noteholder otherwise agrees to extend such termination date in its sole discretion; provided, further, however, that no party shall have the right to terminate this Agreement pursuant to this clause (a) if the breach of any representations, warranties, covenants or agreements of such party or any affiliate thereof results in the Closing failing to occur on or prior to the date(s) specified in this clause (a);

(b)The filing by or against Parent, Cenveo or any of their respective material subsidiaries of a bankruptcy petition under title 11 of the United States Code, or the appointment of a receiver, trustee, custodian, conservator or similar official for Parent, Cenveo or any of their respective material subsidiaries or their material properties;

(c)The material breach by any Party of any of its representations and warranties, covenants or any of its obligations under this Agreement or the Definitive Documentation, and such material breach shall not have been cured by such Party within five (5) business days of receipt of written notice thereof containing reasonable detail of such breach from the non-breaching Party; provided, however, that the foregoing shall constitute a termination event in favor of the non-breaching Party only and shall not give rise to a termination of this Agreement unless the non-breaching Party elects to terminate this Agreement as a result of such event by delivering written notice to the breaching Party; and

(d)If any court of competent jurisdiction has entered an order declaring this Agreement or any material portion hereof to be unenforceable or which restrains, enjoins or otherwise prohibits the implementation of any of the Transactions; provided, however, that each of the Parties covenants and agrees that it shall not seek, cause any third party to seek, or support any third party in seeking any such order.
In the event this Agreement is terminated pursuant to this Section 9, the Parties hereto shall not have any continuing liability or obligation under this Agreement and each Party shall have all the rights and remedies available to it, whether arising under contract, applicable law or otherwise; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of this Agreement prior to the date of termination. Section 6(g), Section 12 and Section 13 shall survive termination of this Agreement.

Section 10.Waivers and Amendments. This Agreement may be amended, modified, altered or supplemented only by a written instrument executed by each of the Parties (provided, however, that for purposes of this Section 10 an email shall not qualify as a writing). Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party expressly granting such waiver. Except as expressly provided otherwise, no delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 11.Certain Disclosures.

(a)Supporting Noteholder hereby permits and authorizes Cenveo to publicly disclose the amount and nature of Supporting Noteholder’s aggregate ownership of Owned Notes and the existence and nature of Supporting Noteholder’s and Cenveo’s commitments, arrangements and understandings pursuant to this Agreement in any press release or any disclosure document in connection with the Offer, including without limitation by summarizing this Agreement in and attaching a copy hereof to the Offering Memorandum, except that such disclosure shall be pre‑approved by the Supporting Noteholder in its substantial final form.

(b)Within one (1) business day of the execution of this Agreement, Cenveo shall publicly file a document (the “Cleansing Document”), containing, as applicable, all of the written and oral material non-public information (“MNPI”) and that was provided by Cenveo (or its representatives) to Supporting Noteholder (or its representatives) or confirm in writing to Supporting Noteholder that none of the written and oral information that was so provided constitutes MNPI. The Cleansing Document may consist, in whole or in part, of a summary that reasonably reflects the applicable MNPI that was provided by Cenveo. As promptly as practicable, but in no event less than 24 hours in advance of the issuance, filing and/or disclosure of the Cleansing Document, Cenveo shall provide Supporting Noteholder with a draft of the Cleansing Document and will in good faith consider Supporting Noteholder’s reasonable requests for additions to or other modifications to the Cleansing Document prior to disclosure of such Cleansing Document. The Cleansing Document shall be on Form 8-K or any periodic report required or permitted to be filed under the Exchange Act with the Securities Exchange Commission (the “SEC”) or in such other manner that Cenveo reasonably determines results in public dissemination of such information. In the event that either (i) Cenveo fails to issue and/or file the required Cleansing Document on, before, or within one (1) business day of the execution of this Agreement, or fails to confirm in writing to Supporting Noteholder that none of the written and oral information that was provided by Cenveo (or its representatives) to Supporting Noteholder constitutes MNPI, or (ii) if Supporting Noteholder makes a reasonable determination, after consultation with legal counsel, that the Cleansing Document disclosed by Cenveo is not sufficient to remove any Trading Restriction (as defined below) on such Supporting Noteholder, then Supporting Noteholder (or any of its representatives or affiliates) shall be authorized to make available to the public a summary that reflects, in its reasonable judgment, the MNPI that was provided by Cenveo (or its representatives) (the “Supporting Noteholder Disclosure”); provided, however, that Supporting Noteholder shall provide to Cenveo (or its representatives) a copy of the proposed Supporting Noteholder Disclosure at least 24 hours prior to making same available to the public and will in good faith consider Cenveo’s reasonable requests for additions to or other modifications to the proposed Supporting Noteholder Disclosure prior to disclosure of such proposed Supporting Noteholder Disclosure. During such 24 hour period (the “Meet and Confer Period”), the Parties will meet and confer (in person or by teleconference) in good faith to discuss the proposed Supporting Noteholder Disclosure and consider, as necessary, any amendments thereto. Whether or not the Parties are able to agree on the form of Supporting Noteholder Disclosure during the Meet and Confer Period, Supporting Noteholder (or its representatives or affiliates) shall thereafter, automatically and requiring no further act hereunder (and notwithstanding if this Agreement has been terminated), be authorized to make available to the public the Supporting Noteholder Disclosure in the form previously disclosed to Cenveo (and reflecting all or any portion of any amendments discussed during the Meet and Confer Period as the disclosing Supporting Noteholder agrees to incorporate in their in their sole discretion). In that event, none of Supporting Noteholder, its representatives or affiliates, shall have any liability to Cenveo in connection with the disclosure of MNPI in accordance with the terms of this paragraph unless it is determined by a final judgment of a court of competent jurisdiction that Supporting Noteholder’s determination that the additional information contained in the Supporting Noteholder Disclosure constituted MNPI was manifestly unreasonable.
“Trading Restriction” shall mean securities trading restrictions under Section 10(b) of the Securities Exchange Act of 1934 or Rule 10b-5 enacted thereunder and any other similar provisions under state or other applicable law.

Section 12.No Waiver and Reservation of Rights. Nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair, or restrict the ability of either party hereto to protect and preserve its rights, remedies, and interests, so long as such actions are not inconsistent with such party’s obligations hereunder. Without limiting the foregoing sentence in any way, if the Transactions contemplated by this Agreement or otherwise set forth in the FILO Term Sheet or the Definitive Documentation are not consummated as provided herein or therein, or if this Agreement is terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests.

Section 13.Miscellaneous.

(a)Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person by courier service or messenger or sent by email or (ii) on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Cenveo or Parent, addressed to Cenveo at:
Cenveo Corporation
200 First Stamford Place, 2nd Floor
Stamford, Connecticut 06902
Attention: Scott Goodwin (scott.goodwin@cenveo.com)

with a copy to (for information purposes only):
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: Kathryn A. Coleman (katie.coleman@hugheshubbard.com)

If to Supporting Noteholder, addressed to it at the address set forth on Supporting Noteholder’s signature page attached hereto, with a copy to (for information purposes only):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Joseph G. Minias (jminias@willkie.com)

(b)Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the State, County and City of New York. Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d)Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e)Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce either of such waivers, (ii) it understands and has considered the implications of such waivers, (iii) it makes such waivers voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13(e).

(f)Specific Performance; Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the non-breaching Party for which there will be no adequate remedy at law, and the non-breaching Party shall, in addition to any other remedy to which it is entitled at law or in equity, be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages), in each case in any court of appropriate jurisdiction, without the posting of any bond and without proof of actual damages.

(g)Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h)Assignment. Except as permitted in compliance with Section 5(g), this Agreement may not be assigned by any Party by operation of law or otherwise without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns.

(i)No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement; except that Cenveo’s and Parent’s affiliates shall be third party beneficiaries hereof.

(j)Prior Agreements. Except with respect to that certain Confidentiality Agreement entered into between Cenveo and Supporting Noteholder, this Agreement supersedes all prior negotiations and agreements between the Parties with respect to the matters set forth herein.

(k)Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(l)Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(m)No Admissions and Reservation of Rights. Nothing herein shall be deemed an admission of any kind. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary or trust relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein, and no prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. The Parties acknowledge and agree that this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any rights, remedies and interests of the Parties.

(n)Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(o)Acknowledgement. This Agreement is not and shall not be deemed to be a solicitation for the Offer.

(p)Interpretation. This Agreement is the product of negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

(q)Effectiveness. This Agreement shall become immediately effective and binding as to each Party on the date when counterpart signature pages to this Agreement have been executed and delivered by such Party.

(r)Reimbursement of Supporting Noteholder Fees and Expenses. Cenveo agrees that it will reimburse Supporting Noteholder for all of its reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, reasonable  attorney’s fees of Willkie Farr & Gallagher LLP) incurred in connection with the diligence, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the 7.0% Notes Purchase Agreement, the FILO Term Sheet, the New Secured Note Purchase Agreement and the other Definitive Documentation, the diligence, analysis, consummation and administration of the transactions contemplated hereby and thereby, and the enforcement or preservation of any rights under this Agreement, the 7.0% Notes Purchase Agreement, the FILO Term Sheet, the New Secured Note Purchase Agreement, and the Definitive Documentation (collectively, the “Fees and Expenses”).  Cenveo shall pay to Willkie Farr & Gallagher LLP the Fees and Expenses in the following manner: (i) within twenty-four (24) hours of delivery by Willkie Farr & Gallagher LLP of a summary invoice (the “Initial Invoice”) promptly after the date hereof, $200,000, (ii) within fourteen (14) calendar days of the date of the Initial Invoice, an additional $150,000, and (iii) on or prior to the Closing Date, an amount equal to any accrued and unpaid Fees and Expenses as of the Closing Date (including, without limitation, any Fees and Expenses reflected on the Initial Invoice that have not already been paid prior to the Closing Date); provided, however, that the maximum amount of Fees and Expenses that Cenveo shall be responsible for paying under this Section 13(r) shall be $500,000.  The covenants and agreements of Cenveo contained in this Section 13(r) shall survive the termination of this Agreement.  Payment shall be remitted pursuant to the following wire instructions:

(s)Most-Favored Nation. From the date hereof until September 30, 2016, Cenveo shall not enter into any agreements (i) with any other holder of the 11.5% Notes on terms relating to the 11.5% Notes that are more favorable in any material respect than the terms agreed upon with Supporting Noteholder with respect to the 11.5% Notes Exchange; or (ii) with any other holder of the 7.0% Notes on terms relating to the 7.0% Notes more favorable in any material respect than the terms agreed upon with Supporting Noteholder with respect to the Required Exchangeable Notes Purchase.

(t)Joint and Several Liability.  Parent and Cenveo are jointly and severally liable for their respective obligations hereunder even if not otherwise expressly set forth in this Agreement. Accordingly, each of Parent and Cenveo shall be responsible for any breach by the other of any of the terms, provisions or obligations hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.
CENVEO CORPORATION
By:

/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

CENVEO, INC.
By:

/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.
Allianz Global Investors U.S. LLC

By:	/s/ Doug Forsyth
Name:	Doug Forsyth
Title:	Managing Director

Address: Attn: Doug Forsyth
Allianz Global Investors U.S.
Holdings LLC
600 West Broadway
San Diego, CA 92101

AGGREGATE PRINCIPAL AMOUNT OF 11.5% NOTES OWNED:
$133,760,000
AGGREGATE PRINCIPAL AMOUNT OF
7.0% NOTES OWNED:
$37,545,000